UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Important Notice Regarding the Availability of Proxy Materials for the

Cutera, Inc. 2009 Annual Meeting of Stockholders to Be Held on May 20, 2009.

Dear Stockholder:

Pursuant to U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2009 Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper or e-mail copies.

1.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to stockholders are available at www.proxyvote.com.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 4, 2009 to facilitate timely delivery.

The 2009 Annual Meeting of Stockholders of Cutera, Inc. (the “Company”) will be held at the Company’s principal executive offices located at 3240 Bayshore Blvd., Brisbane, California at 10:00 a.m. local time on May 20, 2009. Only stockholders who owned stock at the close of business on the record date, March 24, 2009 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of the Company’s two nominee directors, David B. Apfelberg and Timothy J. O’Shea;

2.	Approval of the Option Exchange Program for the Company’s employees;

3.	Approval of the Option Exchange Program for the Company’s Executive Officers and the independent members of its Board of Directors; and

4.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009.

This Notice also constitutes notice of the 2009 Annual Meeting of Stockholders of the Company.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice.

You may access the following proxy materials at www.proxyvote.com:

•	Notice of the 2009 Annual Meeting of Stockholders;

•	Company’s 2009 Proxy Statement;

•	Company’s Annual Report to Stockholders for the year ended December 31, 2008; and

•	Proxy Card.

Once you have reviewed the proxy materials, you may vote your proxy over the Internet at www.proxyvote.com.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to sendmaterial@proxyvote.com, calling 1-800-579-1639, or by making a request online at www.proxyvote.com.

You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2009 Annual Meeting of Stockholders.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2009 Annual Meeting of Stockholders.